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                                                                   EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-33784 of Stockpoint, Inc. of our report dated February 8, 2000 (except for
Note 15, as to which the date is July 20, 2000) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cedar Rapids, Iowa
September 5, 2000